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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
Xybernaut Corporation:

     We consent to the incorporation by reference in the registration statements of Xybernaut Corporation on the Forms noted below of our report dated February 25, 2000 (except for Notes 1 and 13, as to which the date is July 5, 2000), with respect to the consolidated balance sheets of Xybernaut Corporation as of December 31, 1999 and 1998 and the related consolidated statements of operations, stockholders' equity, and cashflows for the two years then ended, which report appears in the December 31, 1999 Annual Report on Forms 10-KSB (dated March 17, 2000), 10-KSB/A (dated April 21, 2000) and 10-KSB/A (dated on or about July 7, 2000) of Xybernaut Corporation.

          Form S-3 (File No. 333-43693, effective January 30, 1998) Form S-3 (File No. 333-52567, effective June 11, 1998) Form S-3 (File No. 333-68859, effective January 25, 1999) Form S-3 (File No. 333-77769, effective May 17, 1999) Form S-3 (File No. 333-80837, effective January 28, 2000) Form S-3 (File No. 333-33940, effective April 25, 2000) Form S-8 (File No. 333-94463, effective January 12, 2000)

/s/ Grant Thornton, LLP

Vienna, VA
July 5, 2000